Exhibit 10.4

ASSIGNMENT AND ASSUMPTION AGREEMENT

This Assignment and Assumption Agreement (this “Agreement”) is made and entered into as of July 17, 2020 (“Effective Date”), by and between LM CAPITAL SOLUTIONS, LLC, a New York limited liability company (“Assignor”), and AZOKKB, LLC (formerly known as Luxemark Capital LLC), a New York limited liability company (“Assignee”).

Recitals

A.       Assignor is a party to commercial agreements as set forth on Exhibit A attached hereto (together with any amendments, modifications or restatements thereto or thereof, the “Portfolio Documents”) representing rights, covenants, agreements, liabilities and obligations (the “Obligations”) of the counterparties to the Portfolio Documents (such Persons (as defined below), the “Funders”) and Assignor with respect to one another.

B.       Assignee is purchasing from Assignor all of Assignor’s right, title and interest in the Portfolio Documents, including the Portfolio Documents themselves (collectively, the “Assigned Rights”), in consideration for the Final Purchase Price (as defined below) and the assumption of all of Assignor’s liabilities and obligations under the Portfolio Documents other than liabilities under the KCG Agreement (the “Assumed Liabilities”); provided, that, notwithstanding anything herein to the contrary, Assignee is purchasing only the right to receive participation payments under the KCG Agreement and is not assuming any liabilities thereunder; provided, further, that, notwithstanding anything herein to the contrary, the right to receive participation payments under the KCG Agreement shall be the only right under the KCG Agreement included in the Assigned Rights.

C.       Concurrently with the execution and delivery of this Agreement, (i) Assignor, Assignee and CCUR Holdings, Inc., a Delaware corporation (“CCUR”), are entering into that certain Consent and Amendment to Assignor’s Amended and Restated Operating Agreement, (ii) Assignor and CCUR are entering into that certain Amendment and Waiver to Master Promissory Note by and between Assignor and CCUR, (iii) Assignor, CCUR, Avraham Zeines (“Zeines”), Oskar Kowalski (“Kowalski”) and Kamil Blaszczak (“Blaszczak”) are entering into that certain Waiver and Amendment to Asset Purchase Agreement, (iv) CCUR, Zeines, Kowalski and Blaszczak are entering into that certain Omnibus Common Stock Purchase Warrant Termination, and (v) Assignor and Newco Capital Group, LLC are entering into that certain Engagement Agreement (such documents referenced in (i), (ii), (iii), (iv) and (v), collectively, the “Ancillary Documents”).

Agreement

NOW, THEREFORE, in consideration of the foregoing, the covenants and agreements contained herein and in the Ancillary Documents and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound, mutually agree as follows:

1.       Effective as of the Effective Date, in consideration of the payment by Assignee to Assignor of the Final Purchase Price (as defined below) and the assumption by the Assignee of the Assumed Liabilities, Assignor hereby sells and assigns to Assignee, and Assignee hereby purchases and assumes from Assignor, the Assigned Rights, including without limitation all (i) claims (including “claims” as defined in the United Stated Bankruptcy Code section 101(5)), suits, causes of action and any other rights of Assignor, whether known or unknown, against the Funders or otherwise under the Portfolio Documents; and (ii) amounts owed or payable to Assignor under or in connection with the Portfolio Documents, in each case, without representation, warranty or recourse (except as set forth in Section 2 below). In addition to the foregoing, Assignee shall pay all transfer taxes and any applicable documentary taxes required to be paid by either Assignor or Assignee in connection with the transactions contemplated by this Agreement.

2.       (a) At the closing of the transactions contemplated hereby, which shall take place via the remote exchange of electronic signature pages (the “Closing”), (i) the Assignee shall pay to the Assignor the Initial Purchase Price (as defined below) via wire transfer of immediately available funds to an account designated by the Assignor on or prior to the Effective Date and (ii) the parties to the Ancillary Documents shall deliver the signature pages thereto and the transactions contemplated thereby shall be effective. The “Purchase Price” shall mean an aggregate amount equal to the average RTR/TCP balances with respect to each Funder (1) as of the close of business in the United States on July 16, 2020 with respect to the KCG Agreement and (2) as of the close of business in Australia on July 17, 2020 with respect to the BizCap Agreements, in each case calculated consistent with the example calculation set forth as Exhibit B hereto and in a manner consistent with past practice, and shall mean an amount equal to One Million One Hundred Fifty Four Thousand Eighty Dollars and Thirty Two Cents ($1,154,080.32).

(b) Following the Closing, Assignor shall accept any funds paid to it by the Funders with respect to Obligations that have been assigned to the Assignee hereunder. In the event that Assignor receives any such payment after the Effective Date other than with respect to Effective Date Cash (as defined below), Assignor shall promptly turn over the same to the Assignee. Assignor shall be entitled to keep for its own account any payments it receives after the Effective Date with respect to Effective Date Cash.

(c) Following the Closing, in the event that Assignee receives any payment after the Effective Date with respect to Effective Date Cash, Assignee shall promptly turn over the same to Assignor. “Effective Date Cash” means amounts held by Funders in cash as of the Effective Date pursuant to the Portfolio Documents (as opposed to amounts that, as of the Effective Date, have been deployed by Funders in connection with merchant cash advance activity) including without limitation or duplication amounts set forth in Exhibit C hereto.

3.       Assignor hereby represents and warrants to and for the benefit of Assignee that (i) it has the full power and authority to execute, deliver and perform all of the terms of this Agreement; (ii) this Agreement constitutes the legal, valid and binding obligation of Assignor, enforceable in accordance with its terms; (iii) the execution and delivery of this Agreement and the performance by Assignor of its obligations hereunder will not violate or contravene any law, rule, regulation, judgment, order, decree, writ or injunction to which Assignor is subject; (iv) it has full right, title and interest, as lender, in and to the Portfolio Documents and the Obligations thereunder; (v) it has not sold, assigned, transferred or otherwise conveyed all or any part of its interest therein and (vi) no broker or other party entitled to a commission is involved in connection with this transaction. Assignor acknowledges and agrees that Assignee would not be entering into this Agreement without the concurrent execution and delivery of the Ancillary Documents and that the entry into Ancillary Documents by the other parties thereto constitute a material inducement to Assignee to enter into this Agreement.

4.       Assignee hereby represents and warrants to and for the benefit of Assignor that (i) it has the full power and authority to execute, deliver and perform all of the terms of this Agreement; (ii) this Agreement constitutes the legal, valid and binding obligation of the Assignee, enforceable in accordance with its terms; (iii) the execution and delivery of this Agreement and the performance by Assignee of its obligations hereunder will not violate or contravene any law, rule, regulation, judgment, order, decree, writ, or injunction to which Assignee is subject; and (iv) no broker or other party entitled to a commission is involved in connection with this transaction. Assignee acknowledges and agrees that Assignor would not be entering into this Agreement without the concurrent execution and delivery of the Ancillary Documents and that the entry into Ancillary Documents by the other parties thereto constitute a material inducement to Assignee to enter into this Agreement.

5.       Each party further represents and warrants to and for the benefit of the other party that, assuming the accuracy of the representations and warranties made by the other party below:

(i)       none of such party, or any of its officers, directors, or controlling persons is a Person that is, or is owned or controlled by Persons that are, in violation of any Anti-Terrorism Laws;

(ii)        none of such party, or any of its officers, directors, or controlling persons is a Person that is, or is owned or controlled by Persons that are: (A) the subject of any Sanctions, or (B) organized or resident in a country or territory that is, or whose government is, the subject of Sanctions; and

(iii)       it is materially in compliance with the U.S. Foreign Corrupt Practices Act, as amended (15 U.S.C. Section 78dd-1, et seq.), and any applicable laws or regulations relating thereto.

For purposes of this Agreement:

“Person” means an individual, corporation, partnership, joint venture, limited liability company, Governmental Authority, unincorporated organization, trust, association or other entity;

“Anti-Terrorism Law” means any requirement of law, regulation or rule related to the prohibition and prevention of money laundering or financing terrorism, including the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (also known as the “USA PATRIOT Act,” Title III of Pub. L. 107-56), The Currency and Foreign Transactions Reporting Act, as amended (also known as the “Bank Secrecy Act”, 31 U.S.C. §§ 5311-5314, 5315-5332 and 12 U.S.C. §§ 1829b and 1951-1959), the Trading With the Enemy Act, as amended (50 U.S.C. § 1 et seq.), and Executive Order 13224 (effective September 24, 2001); and

“Sanctions” means, sanctions administered or enforced by the U.S. Department of the Treasury’s Office of Foreign Assets Control (OFAC), U.S. Department of State, or other relevant sanctions authority.

6.       Except as expressly set forth in Sections 2 and 5 above, Assignor makes no representation or warranty, express or implied, at law or in equity, with respect to the Portfolio Documents or the Obligations, including, without limitation, enforceability, liability or collectability. Assignee acknowledges and agrees that, other than payments due pursuant to 2(b), it will look solely to Funders for the payment of the Obligations represented by the Portfolio Documents. Assignee has entered into this Agreement solely upon its own independent investigation and credit analysis and is not relying upon any information supplied by or any representations made by Assignor, except as set forth in Section 2. Assignee hereby acknowledges and agrees that, except as expressly set forth in this Agreement, Assignee is purchasing the Portfolio Documents and the Obligations thereunder on an “as-is, where-is” basis, and without recourse. Assignee has had the opportunity to engage legal counsel and has performed such due diligence which it deems necessary and appropriate in connection with the assignment contemplated hereunder. Assignee represents to Assignor that it understands that enforcement of the Portfolio Documents in respect of the Obligations may not result in collection of all or any of the sums due thereunder. Assignee assumes all risks, including risk of loss, counterclaims, defenses and delays, and the cost of enforcement of claims with respect to the Portfolio Documents and the Obligations, and understands that the nature of the enforcement thereof may be adversarial, and subject to actual or potential claims and defenses of the Funders or other third parties.

7.       Assignee acknowledges and agrees that the Portfolio Documents shall not include any correspondence, memoranda, credit analysis, term sheets, proposals, compliance certificates, accounts receivable or inventory reports, or marketing plans of Assignor or other writings of a similar nature relating to the administration of the Obligations and the Portfolio Documents. Assignee waives any right or claim that it may have by virtue of this Agreement to review any documentation that Assignor or its counsel may have other than the Portfolio Documents.

8.       Each of Assignor and Assignee agrees that except (i) as may be necessary to implement and enforce the terms of this Agreement, (ii) as may be required by law, legal process, by an order, judgment or decree of a court of other governmental authority of competent jurisdiction, (iii) disclosures to its own employees, professionals or representatives, or (iv) to comply with or meet regulatory or operational requirements, it shall not disclose to any Person the existence of, or terms and conditions of, this Agreement or any document executed or delivered in connection herewith. After the Effective Date, to the extent not previously disclosed in connection with the solicitation of any consent required under the Portfolio Documents by any Funder in connection with the transactions contemplated by this Agreement, each of Assignor and Assignee may disclose to the Funders the existence of this Agreement but not the Purchase Price.

9.       Assignee, for itself and its successors and assigns, hereby accepts the assignment of, and assumes the obligations arising under, the Assumed Liabilities and the Portfolio Documents in accordance with their terms, and the Assignee shall, as of the Effective Date, assume and thereafter honor and fully perform the obligations and liabilities of Assignor arising under the Portfolio Documents, including with respect to the Assumed Liabilities, after the Effective Date.

10.       Reserved.

11.       Assignee agrees to submit all Internal Revenue Service Forms and Information Returns and other required or appropriate filings, if and when applicable, with all state, federal and local governing bodies with respect to the Obligations relating to the period during which it owns the Portfolio Documents and Obligations.

12.       Assignee acknowledges that it may acquire confidential information from Assignor that may include “nonpublic personal information” as that term is defined in 15 U.S.C. 6809 concerning customers and agrees that it will not use or disclose any such confidential information except for the purposes contemplated by this Agreement. Assignee shall maintain policies and procedures designed to: (1) ensure the security and confidentiality of confidential information; (2) protect against any anticipated threats or hazards to the security or integrity of confidential information; and (3) protect against unauthorized access to or use of confidential information that could result in substantial harm or inconvenience to any present or former customer of Assignor.

13.       The parties agree to do, execute, acknowledge and deliver, or cause to be done, executed, acknowledged and delivered all further acts, assignments, documents, instruments, transfers and assurances as may reasonably be requested of them in order to carry out and give effect to this Agreement. Except as otherwise expressly provided in this Agreement, Assignee and Assignor shall each bear its own respective costs and expenses, including attorneys’ fees, in connection with this Agreement and the transactions contemplated herein

14.       This Agreement will in all respects be governed by and construed in accordance with the laws of the State of New York. Assignor and Assignee hereby submit to the exclusive jurisdiction of any state or federal courts located in New York County, New York with respect to any matters relating to this Agreement.

15.       This Agreement constitutes the entire agreement of the parties and supersedes all other prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof. This Agreement may only be amended in a writing signed by the parties hereto. The declaration of invalidity of any provision of this Agreement shall not affect any part of the remainder of the provisions.

16.       This Agreement will be binding upon and inure to the benefit of Assignor and the Assignee and their respective successors and assigns. The parties relationship is that of buyer and seller; the parties are not partners or joint venturers and neither party has any authority to represent, obligate or bind the other with respect to any third party.

17.       This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Agreement. Delivery of an executed counterpart of this Agreement by facsimile shall be equally as effective as delivery of an original executed counterpart of this Agreement.

18.       ASSIGNEE AND ASSIGNOR HEREBY WAIVE THE RIGHT TO A TRIAL BY JURY OF ANY MATTERS ARISING OUT OF THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

[Signature page to follow]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

ASSIGNOR:

LM CAPITAL SOLUTIONS, LLC

By: /s/ Igor Volshteyn

Print Name: Igor Volshteyn

Title: President

Assignor’s Address for Notice:

LM Capital Solutions, LLC

c/o CCUR Holdings, Inc.

6470 East Johns Crossing, Suite 490

Duluth, GA 30097

Attention: Heather Asher

Telephone Number: 770.305.6796

Email: heather.asher@ccurholdings.com

With copy to:

Moore & Van Allen PLLC

100 N. Tryon Street, Suite 4700

Charlotte, NC 28202

Attention: Mike Miller

Telephone Number: 704.331.1057

Email: michaelmiller@mvalaw.com

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

ASSIGNEE:

AZOKKB, LLC

By: /s/ Avraham Zeines

Name: Avraham Zeines

Title: Member

Assignee’s Address for Notice:

55 Broad St., 9th Floor

New York, NY 10004

Phone: 718-755-9286

Email: abe@abezeines.com

With copy to:

Joseph R. Waala, Esq.
Relativity Law Group

2124 N. 2nd St.
Philadelphia, PA 19122
Phone:    585-993-2507
Fax:    800-507-8187
Email: JRWaala@WaalaLaw.com